EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of APAC Customer Services, Inc., an Illinois corporation, hereby constitutes and appoints Andrew B. Szafran, Robert B. Nachwalter and Joseph R. Doolan, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the APAC Customer Services, Inc. Form 10-K (Annual Report pursuant to the Securities Exchange Act of 1934) for the fiscal year ended January 3, 2010 (the “Form 10-K”), and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with the NASDAQ, granting unto each said attorney-in-fact and agent full power and authority to perform every act requisite and necessary to be done in connection with the execution and filing of the Form 10-K and any and all amendments thereto, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand effective the 17th day of February, 2010.

/s/ Cindy K. Andreotti	/s/ Katherine Andreasen
Cindy K. Andreotti	Katherine Andreasen

/s/ Kevin T. Keleghan	/s/ John C. Kraft
Kevin T. Keleghan	John C. Kraft

/s/ John J. Park	/s/ Theodore G. Schwartz
John J. Park	Theodore G. Schwartz

/s/ Samuel K. Skinner	/s/ John L. Workman
Samuel K. Skinner	John L. Workman